LANDRY’S RESTAURANTS, INC. REPORTS ON STATUS OF
ACQUISITION BY TILMAN J. FERTITTA

HOUSTON, October 7, 2008 — Landry’s Restaurants, Inc. (NYSE: LNY – the “Company”), reported today on the current status of the Merger Agreement with Tilman J. Fertitta, Chairman, President and CEO, to acquire the Company.

The Special Committee of the Board of Directors, which was formed to evaluate Mr. Fertitta’s offer, has been informed by Mr. Fertitta that in view of the closure of the Company’s Kemah and Galveston properties, the instability in the credit markets, and the deterioration in the casual dining and gaming industries, the debt financing required to complete the pending transaction is in jeopardy at the current $21.00 per share price. Mr. Fertitta has further advised the Committee that he is in negotiations with Jefferies and Company about the financing for a transaction at a substantially reduced price. The Committee and Mr. Fertitta have not yet agreed upon terms of a new transaction, and there is no assurance that a transaction at a reduced price will even be reached.

In addition, the Company stated that the entire Kemah Boardwalk remains closed. The first restaurant is expected to open in a few weeks, and the project should be fully functioning prior to Spring break 2009. Three of the seven Galveston area restaurants are also closed and not expected to open until 2009. All other Houston area restaurants previously closed are now open.

On or about September 25, 2008, the Company filed a preliminary proxy which contained a tentative date for a shareholder meeting. Although there was a date appearing in the preliminary proxy, no such date is definite until a final proxy is filed with the SEC and disseminated to shareholders.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward- looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Fertitta Holdings, Inc.; the outcome of any legal proceedings that have been, or may be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; whether the final property and business interruption losses resulting from Hurricane Ike will be in accordance with the Company’s current estimate; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, weather, management turnover, higher interest rates and gas prices, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy and other risks described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Company may not update or revise any forward-looking statements made in this press release.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, the Company has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Landry’s Restaurants, Inc. Investor Relations, 1510 West Loop South, Houston, TX 77027, telephone: (713) 850-1010 or on the Company’s website at http://www.landrysrestaurants.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the definitive proxy statement relating to the proposed merger when it becomes available.

CONTACT:	Steven L. Scheinthal Executive Vice President and General Counsel (713) 850-1010	Rick H. Liem Executive Vice President and CFO (713) 850-1010